UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2009

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ANADIGICS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-25662	22-2582106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Mt. Bethel Road, Warren, New Jersey                                                                  07059
          (Address of principal executive offices)                                                            (zip code)

Registrant’s telephone number, including area code: (908) 668-5000

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on Form 8-K, filed on January 4, 2010 (the “Original Filing”) by Anadigics, Inc. (the “Company”), the Board of Directors of the Company appointed Mr. Dennis Strigl a director effective as of January 4, 2010.  This amendment is being filed to report that Mr. Strigl is entitled to receive, at the beginning of each fiscal year, an annual equity grant of stock options, restricted stock, or a combination thereof, not to exceed 50,000 shares and a value, as of the date of grant, of $90,000.  The third paragraph of the Original Filing erroneously stated the maximum value as $130,000.

The entire corrected paragraph is below.  In all other respects, the information contained in the Original Filing, as amended, remains unchanged and is being provided in this amendment for convenience only.

“Under our standard compensation arrangement available to non-employee directors, Mr. Strigl will receive an annual retainer of $30,000.  The Company will reimburse Mr. Strigl for ordinary expenses incurred in connection with his attendance at such meetings.  As a new non-employee director, Mr. Strigl is entitled to receive an initial grant of stock options, restricted stock, or a combination thereof, not to exceed 50,000 shares and a value, as of the date of grant, of $125,000.  Such grant vests one third annually over a three year period.  Mr. Strigl is also entitled to receive, at the beginning of each fiscal year, an annual equity grant of stock options, restricted stock, or a combination thereof, not to exceed 50,000 shares and a value, as of the date of grant, of $90,000.  Each such grant vests one year from the grant date.  There are no other arrangements or understandings between Mr. Strigl and any other person pursuant to which Mr. Strigl was selected as a director and there are no related party transactions between Mr. Strigl and the Company.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           January 12, 2010

ANADIGICS, Inc.

By:  /s/  Thomas C. Shields

Name:  Thomas C. Shields

Title:   Executive Vice President and Chief Financial Officer